UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2023

GLUCOTRACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41141	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8 Ariel Sharon Street, P.O. Box 6037607, Or Yehuda, Israel	L3 7760049
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972 (8) 675-7878

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GCTK	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On March 31, 2023, GlucoTrack, Inc. held its 2022 Annual Meeting of Shareholders. The results of the voting with respect to this Annual Meeting are as set forth below.

DIRECTORS INFORMATION
DIR #	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTE	% VOTES FOR
Dr. Robert Fischell	2,881,036.00	5,250,502.00	488,583.00	18.58
Luis Malave	2,880,918.00	5,250,620.00	488,583.00	18.58
Andrew Sycoff	2,945,847.00	5,185,691.00	488,583.00	19.00
Shimon Rapps	2,882,073.00	5,249,465.00	488,583.00	18.59
Allen Danzig	2,880,916.00	5,250,622.00	488,583.00	18.58

PROPOSALS INFORMATION
PROP #	VOTES FOR	VOTES AGAINST	VOTES ABSTAIN	BROKER NON-VOTE	% VOTES FOR
Ratify Auditor	8,612,584.00	7,481.00	56.00	0.00	55.55
Nonbinding Say on Pay	2,844,095.00	5,205,181.00	82,262.00	488,583.00	18.34

ITEM 9.01 Exhibit

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2023

GLUCOTRACK, INC.

	By:	/s/ Jolie Kahn
	Name:	Jolie Kahn
	Title:	Chief Financial Officer